SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2015 (February 17, 2015)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers
J. Justin Hutchens.

The Compensation Committee approved the payment of a bonus of $1,150,000 to Mr. Hutchens based on his incentive performance plan for 2014. This bonus consisted of $400,000 FFO bonus and $400,000 Dividend bonus as provided in the 2014 bonus plan, plus an additional $350,000 granted at the discretion of the Compensation Committee. The Compensation Committee approved a base salary for Mr. Hutchens for 2015 of $400,000.

Other Executive Officers

In connection with the Company's 2014 performance, on February 13, 2015, the Compensation Committee approved bonuses and 2015 base salary increases to other executive officers.

Named Executive Officer	2014 Bonus	2015 Base Salary
Roger Hopkins	$230,000	$286,841
Kristin S. Gaines	$280,000	$155,167
Kevin Pascoe	$261,250	$150,000
Eric Mendelsohn	N/A	$150,000

Equity Grant

The Compensation Committee of NHI approved the following stock option grants for its named executive officers, granted February 20, 2015:

J. Justin Hutchens	100,000
Roger Hopkins	50,000
Kristi Gaines	50,000
Kevin Pascoe	40,000
Eric Mendelsohn	40,000

The exercise price for each of the options will be the closing price of NHI’s common stock on February 20, 2015. The options granted to Mr. Hutchens are fully vested on the date of grant and the options granted to Mr. Hopkins, Ms. Gaines, Mr. Pascoe and Mr. Mendelsohn vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/Roger Hopkins
Name:    Roger Hopkins

Title:     Principal Accounting Officer

Date:    February 17, 2015